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                                                                     EXHIBIT 3.2

                             THE WISER OIL COMPANY
                                    BYLAWS
                       Amended and Restated May 26, 2000
                       ---------------------------------


                                   ARTICLE I

                                    OFFICES

        Section 1.1.  Registered and Principal Offices.  The registered
                      --------------------------------
office in Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware and the registered agent in charge thereof shall be The Corporation Trust Company.

        Section 1.2.  Other Offices.  The Corporation may also have offices
                      -------------
at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

        Section 2.1.  Place of Meetings.  All meetings of the stockholders for
                      -----------------
the election of directors shall be held at the principal business office of the Corporation, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such place, within or without the State of Delaware, as shall be fixed by the Board of Directors or the President and stated in the notice of the meeting.

        Section 2.2.  Annual Meetings.  The annual meeting of the holders of
                      ---------------
shares of each class or series of stock as are entitled to notice thereof and to vote thereat pursuant to applicable law and the Corporation's Certificate of Incorporation for the purpose of electing directors and transacting such other proper business as may come before it shall be held in each year, at such time, on such day and at such place, within or without the State of Delaware, as may be designated by the Board of Directors. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (B) otherwise properly brought before the meeting by or at the direction of the board of directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) calendar days in advance of the date specified in the corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy
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statement, notice by the stockholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the date on which public announcement of the date of the meeting is first made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business, and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.2. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.2, and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

        Section 2.3.  Special Meetings.  Special meetings of the stockholders,
                      ----------------
for any purpose or purposes, unless otherwise prescribed by statute or by the Restated Certificate of Incorporation as filed with the Secretary of State of Delaware on May 16, 2000 (the "Restated Certificate"), may be called only by the Chairman of the Board, the President or the Board of Directors. Such call shall state the purpose or purposes of the proposed meeting. Special meetings shall be held at a time fixed by the Board of Directors or the President and stated in the notice of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

        Section 2.4.  Notice of Meetings.  Written notice of each meeting of
                      ------------------
stockholders stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

        Section 2.5.  Stockholders' List.  The Secretary shall prepare and make,
                      ------------------
at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        Section 2.6.  Quorum.  The holders of a majority of the stock issued and
                      ------
outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by

                                      -2-
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statute, by the Restated Certificate or by the policy of the principal national securities exchange on which the Corporation's stock is listed or admitted to trading. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a majority. If, however, a majority of the outstanding stock shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat who are present in person or represented by proxy shall have power to adjourn the meeting from time to time until a quorum shall be present or represented.

        Section 2.7.  Adjournments.  When a meeting is adjourned to another
                      ------------
place, date or time, written notice need not be given of the adjourned meeting if the place, date and time are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a meeting is adjourned to reconvene upon the call of the Chairman, or if a new record date is fixed for the adjourned meeting, written notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

        Section 2.8.  Proxies, Voting and Meeting Procedure.
                      -------------------------------------

        (a) At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing (including telegram, cable or radiogram, telex or similar transmission), filed in accordance with the procedure established for the meeting.

        (b) Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by statute or the Restated Certificate.

        (c) When a quorum is present at any meeting, the vote of stockholders present, in person or by proxy, entitled to cast at least a majority of the votes which all stockholders present and voting (excluding abstentions) are entitled to cast on the particular matter shall decide any question brought before such meeting, except that (i) if the question is one upon which, by express provision of statute, the Restated Certificate or the policy of the principal national securities exchange on which the Corporation's stock is listed or admitted to trading, a different vote is required, such express provision shall govern, (ii) all elections for directors shall be determined by a plurality of the votes cast, and (iii) in the case of privileged subsidiary or incidental motions or questions involving the convenience of the stockholders present, the Chairman may call for a per capita vote, either by voice or by show of hands. Elections for directors need not be by ballot, unless otherwise ordered by the presiding officer at the meeting or unless a demand is made by a stockholder at the meeting and before the voting begins. The Chairman of any meeting shall determine the order of business and the procedure at the meeting, including such regulation of the conduct of discussion as seems to him in order. The conduct of meetings shall be governed by accepted corporate practice, the fundamental rule being that all who are entitled to take part shall be treated with fairness and good faith.

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                                  ARTICLE III

                                   DIRECTORS

        Section 3.1.  Charter Provisions.  The following provisions are in
                      ------------------
Article SEVENTH of the Restated Certificate:

        SECTION 7.1.  Management of Business and Affairs.  The business and
                      ----------------------------------
     affairs of the Corporation shall be managed by or under the direction of a Board of Directors.

        SECTION 7.2.  Composition of Board.  The Board of Directors shall be
                      --------------------
     comprised as follows:

        (a) Number.  The whole Board of Directors shall consist of such number
            ------
     of persons, not less than 3 nor more than 14, as may from time to time be determined by the Board pursuant to a resolution adopted by a two-thirds vote of all the directors in office.

        (b) Classification; Term of Office.  Beginning with the Board of
            ------------------------------
     Directors to be elected at the annual meeting of stockholders to be held in 1985, the directors shall be classified, in respect to the time for which they shall severally hold office, by dividing them into three classes, each such class to be as nearly equal in number as possible. At the annual meeting of stockholders to be held in 1985, separate elections shall be held for the directors of each class, the term of office of directors of the first class to expire at the first annual meeting after their election, the term of office of the directors of the second class to expire at the second annual meeting after their election; and the term of office of the directors of the third class to expire at the third annual meeting after their election. At each succeeding annual meeting, the stockholders shall elect directors of the class whose term then expires, to hold office until the third succeeding annual meeting. Each director shall hold office for the term for which elected and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

        (c) Removal of Directors.  Stockholders may remove a director or the
            --------------------
     entire Board of Directors from office at any time only for cause and only by vote of two-thirds of the Voting Power of the outstanding shares of Voting Stock of the Corporation, voting together as a single class. The term "Voting Stock" at any time shall mean the outstanding shares of capital stock of the Corporation entitled to vote at its next annual election of directors (without consideration of the rights of any class of stock other than the Common Stock to elect directors by a separate class vote); and a specified percentage of "Voting Power", with reference to any matter being voted upon by the stockholders, shall mean such number of shares of stock as shall enable the holders thereof to cast such percentage of the total number of votes entitled to be cast by holders of shares entitled to vote thereon.

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        (d) Vacancies.  Vacancies in the Board of Directors, including newly
            ---------
     created directorships resulting from an increase in the number of directors, shall be filled only by a two-thirds vote of all the directors in office. All directors elected to fill vacancies shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent director.

        (e) Preferred Stock Directors.  If at any time the holders of any class
            -------------------------
     or series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, none of the foregoing provisions of this Section 7.2 shall apply with respect to the director or directors elected by such holders of preferred stock.

        Section 3.2.  Place of Meetings.  The Board of Directors of the
                      -----------------
Corporation may hold any meeting, either within or without the State of Delaware.

        Section 3.3.  Annual Organizational Meeting.  The organizational meeting
                      -----------------------------
of each newly elected Board of Directors at a time and place fixed by the President and stated in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the newly elected Directors.

        Section 3.4.  Regular Meetings.  Regular meetings of the Board of
                      ----------------
Directors shall be held at such time and place as shall from time to time be determined by the Board. Notice of regular meetings of the Board shall not be required, except as otherwise expressly required herein or by law, and except that whenever the time or place of regular meetings shall be fixed or changed by the Board, notice of such action shall be given promptly to all directors not participating in such action.

        Section 3.5.  Special Meetings.  Special meetings of the Board may be
                      ----------------
called by the President or by one-third of the directors then in office. Two day's notice of each special meeting shall be given to each Director, either personally or by mail or by telegram. Special meetings shall be held at such time and place as are fixed by the person calling the meeting, and stated in the notice of meeting. Any action may be taken at a special meeting, regardless of whether specified in the notice of meeting, except as otherwise specifically required herein or by statute.

        Section 3.6.  Quorum; Action; Adjournment.  At all meetings of the Board
                      ---------------------------
a majority of the full Board shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided herein, by statute or by the Restated Certificate. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time to another place, date or time, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 3.7.  Action by Written Consent.  Action may be taken by the
                      -------------------------
Board of Directors or any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

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        Section 3.8.  Participation in Meetings by Conference Telephone.
                      -------------------------------------------------
Members of the Board of Directors or of any committee may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

        Section 3.9.  Compensation.  Unless otherwise restricted by the Restated
                      ------------
Certificate, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and of a committee of the Board, and may in addition be paid a fixed sum for attendance at each such meeting or a stated salary as Director, chairman or member of any committee. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

        Section 3.10. Interested Directors.  No contract or transaction between
                      --------------------
the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such person's or persons' votes are counted for such purpose, if: (i) the material facts as to such person's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to such person's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


                            ARTICLE IV COMMITTEES

        Section 4.1.  Committees.  The Board of Directors from time
                      ----------
to time may, by resolution passed by a majority of the full Board, designate one or more committees, including an Executive Committee, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee and any alternate member in his place, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member. Except as otherwise provided in the resolution of the Board of Directors designating the Executive Committee, the Executive Committee shall have and

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may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; any other such committee shall have such powers and authority as shall be provided by resolution of the Board of Directors; but no committee shall have or exercise any power or authority in reference to amending the Restated Certificate (except that a committee which is given the authority to adopt resolutions providing for the issue of a class or series of stock may also be given the authority to fix and determine the powers, rights and qualifications, limitations or restrictions thereof, pursuant to Sections 141(c) and 151(a) of the General Corporation Law), adopting an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution or the Restated Certificate expressly so provides, no committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law. Committees shall have such names as may be determined from time to time by resolution adopted by the Board of Directors. Each Committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

        Section 4.2.  Conduct of Business.  Each committee may determine its own
                      -------------------
procedural rules for meeting and conducting business and shall act in accordance therewith, except as otherwise provided herein or required by law. Except as otherwise provided in the resolution of the Board of Directors designating a committee, adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.


                                   ARTICLE V

                                    NOTICES

        Section 5.1.  Manner of Giving Notice.  Whenever, under the provisions
                      -----------------------
of a statute or of the Restated Certificate or of these Bylaws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telecopy or by telephone or in person.

        Section 5.2.  Waiver of Notice.  Whenever any notice is required to be
                      ----------------
given under the provisions of a statute or of the Restated Certificate or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business nor the purpose of any meeting need be specified in such a waiver.

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                                  ARTICLE VI

                                   OFFICERS

        Section 6.1.  Executive Officers.  The Executive Officers of the Company
                      ------------------
shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, one or more Vice-Presidents as the Board may determine, a Secretary and a Treasurer. Any number of offices may be held by the same person, unless the Restated Certificate otherwise provides.

        Section 6.2.  Election at Annual Meeting.  The Board of Directors at its
                      --------------------------
first meeting after each annual meeting of stockholders shall elect the Executive Officers, who shall serve during the ensuing year.

        Section 6.3.  Appointment of Additional Officers and Agents.  The Board
                      ---------------------------------------------
of Directors or the Chief Executive Officer may appoint such other and assistant officers and agents as it or he shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board or the President.

        Section 6.4.  Salaries.  The salaries of all Executive Officers of the
                      --------
Corporation shall be fixed by the Board of Directors, and the salaries of other officers and agents shall be fixed by the Chief Executive Officer.

        Section 6.5.  Term of Office; Removal; Filling of Vacancies.  The
                      ---------------------------------------------
officers of the Corporation shall hold office until their successors are chosen and qualify, or until their earlier death, resignation or removal. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors, and any officer or agent appointed by the Chief Executive Officer may be removed at any time, with or without cause, by the Chief Executive Officer. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors or by the Chief Executive Officer if he is authorized herein to elect or appoint such office.

        Section 6.6.  Chairman of the Board.  The Chairman of the Board, shall,
                      ---------------------
if present, preside at all meetings of the stockholders and of the Board of Directors. If so designated by the Board of Directors, the Chairman of the Board shall be the chief executive officer of the Corporation. The Chairman of the Board may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed and executed; and in general shall perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time.

        Section 6.7.  Chief Executive Officer.  The Chief Executive Officer, if
                      -----------------------
one exists, subject to the control of the Board of Directors and the Chairman of the Board, in general shall supervise and control all of the business and affairs of the Corporation. In the absence of the Chairman of the Board, or if there is none, the Chief Executive Officer shall preside at all meetings

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of the stockholders and (if the Chief Executive Officer is a director) of the
Board of Directors. If so designated by the Board of Directors, the Chief Executive Officer shall be the chief executive officer of the Corporation. The Chief Executive Officer may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed and executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

        Section 6.8.  President.  The President, subject to the control of the
                      ---------
Board of Directors, the Chairman of the Board and the Chief Executive Officer, in general shall supervise and control all of the business and affairs of the Corporation. In the absence of the Chairman of the Board or Chief Executive Officer, or if there is neither, the President shall preside at all meetings of the stockholders and (if the President is a director) of the Board of Directors. If so designated by the Board of Directors, and if one does not exist, the President shall be the Chief Executive Officer of the Corporation. The President may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates of shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, the Chairman of the Board (if one exists) or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed and executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

        Section 6.9.  Chief Financial Officer.  The Chief Financial Officer
                      -----------------------
shall, subject to the control of the Board of Directors, the Chief Executive Officer, the President and the Chairman of the Board, in general assist the chief executive officer, and shall perform all duties relating to the general management and operation (with specific attention to financial matters) of the Corporation incident to the office of Chief Financial Officer and such other duties as may be prescribed the Board of Directors from time to time.

        Section 6.10. Vice-Presidents.  In the absence of the President or in
                      ---------------
the event of his inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        Section 6.11. Secretary and Assistant Secretaries.  The Secretary shall
                      -----------------------------------
attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purposes, and shall perform like duties for the standing committees when required. He shall give or cause to be given, notice of all meetings of the stockholders and special meetings of the

Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer or temporarily to any person to affix the seal of the Corporation and to attest the affixing by his signature. An Assistant Secretary, or if there be more than one, the Assistant Secretary in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        Section 6.12. Treasurer and Assistant Treasurers.  The Treasurer shall
                      ----------------------------------
have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer by virtue of his office shall be an Assistant Secretary. An Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        Section 6.13. Action with Respect to Securities of Other Corporations.
                      -------------------------------------------------------
Unless otherwise directed by the Board of Directors, the President or any Vice-President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporations.

        Section 6.14. Delegation of Duties.  In case of the absence of any
                      --------------------
officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board of Directors may delegate for the time being the powers and duties, or any of them, of such officer to any other officer or director or other person whom it may select.


                                  ARTICLE VII

                             CERTIFICATES OF STOCK

        Section 7.1.  Signatures.  Every holder of fully-paid stock in the
                      ----------
Corporation shall be entitled to have a certificate signed (in facsimile or otherwise, as permitted by law) by, or in the name of the Corporation by, the President or a Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. The Board may authorize the issuance of certificates for fractional shares or, in lieu thereof, scrip or other evidence of ownership, which may (or may not) as determined by the Board entitle the holder thereof to voting, dividend or other rights of stockholders. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a stock certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or it were such officer, transfer agent or registrar at the date of issue.

        Section 7.2.  Lost Certificates.  The Board of Directors may direct a
                      -----------------
new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

        Section 7.3.  Transfers of Stock.  Upon surrender to the Corporation or
                      ------------------
the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

        Section 7.4.  Record Date.  In order that the Corporation may determine
                      -----------
the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        Section 7.5.  Registered Stockholders.  The Corporation shall be
                      -----------------------
entitled to recognize the exclusive right of a person registered on its books as the owner of shares for all purposes, including the right to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

        Section 8.1.  Checks; Notes.  All checks or demands for money and notes
                      -------------
of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. Facsimile signatures may be sued if authorized by the Board.

        Section 8.2.  Fiscal Year.  The fiscal year of the Corporation shall be
                      -----------
the calendar year, unless the Board of Directors shall determine otherwise.

        Section 8.3.  Seal.  The corporate seal shall have inscribed thereon the
                      ----
name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                  ARTICLE IX

                                INDEMNIFICATION

        Section 9.1.  Indemnification of Directors and Officers.  Except as
                      -----------------------------------------
prohibited by law, every director and officer of the Corporation shall be entitled as a matter of right to be indemnified by the Corporation against all expenses and liability (as those terms are defined below in this Section 9.1) incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Corporation or otherwise, in which such person may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the Corporation or of a subsidiary of the Corporation or by reason of the fact that such person is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as "Action"); provided, however, that no such right to indemnification shall exist with respect to an Action brought by an indemnitee (as defined below) against the Corporation (an "Indemnitee Action") except as provided in the last sentence of this Section
9.1. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to another such entity at the request of the Corporation to the extent the Board of Directors of the Corporation at any time designates any of such persons as entitled to the benefits of this Article Ninth. As used in this Article Ninth, "indemnitee" shall include each director and officer of the Corporation and each other person designated by the Board of Directors of the Corporation as entitled to the benefits of this Section 9.1; "expenses" means all expenses actually and reasonably incurred, including fees and expenses of counsel selected by an indemnitee, and "liability" means all liability incurred, including the amounts of any judgments, excise taxes, fines or penalties and any amounts paid in settlement. An indemnitee shall be entitled to be indemnified pursuant to this
Section 9.1 against expenses incurred in connection with an Indemnitee Action only if (i) the Indemnitee Action is instituted under Section 9.3 of this Article Ninth and the indemnitee is successful in whole or in part in such Indemnitee Action, (ii) the indemnitee is successful in whole or in part in another Indemnitee Action for which expenses are claimed or (iii) the indemnification for expenses is included in the settlement of, or is awarded by a court in, such other Indemnitee Action.

        Section 9.2.  Right to Advancement of Expenses.  Every indemnitee shall
                      --------------------------------
be entitled as a matter of right to have the expenses of the indemnitee in defending any Action or in bringing and pursuing any Indemnitee Action under
Section 9.3 of this Article Ninth paid in advance by the Corporation prior to final disposition of the Action or Indemnitee Action provided that the Corporation receives a written undertaking by or on behalf of the indemnitee to repay the amount advanced if it should ultimately be determined that the indemnitee is not entitled to be indemnified for the expenses.

        Section 9.3.  Right of Indemnitee to Bring Action.  If a written claim
                      -----------------------------------
for indemnification under Section 9.1 of this Article Ninth or for advancement of expenses under Section 9.2 of this Article Ninth is not paid in full by the Corporation within 30 days after the claim has been received by the Corporation, the indemnitee may at any time thereafter bring an Indemnitee Action to recover the unpaid amount of the claim and, if successful in whole or in part, the indemnitee shall also be entitled to be paid the expense of bringing and pursuing such Indemnitee Action. The only defense to an Indemnitee Action to recover on a claim for indemnification under Section 9.1 of this Article Ninth shall be that the conduct of the indemnitee was such that under Delaware law the Corporation is prohibited from indemnifying the indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel and stockholders) to have made a determination prior to the commencement of such Indemnitee Action that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the conduct of the indemnitee was such that indemnification is prohibited by Delaware law, shall be a defense to such Indemnitee Action or create a presumption that the conduct of the indemnitee was such that indemnification is prohibited by Delaware law. The only defense to an Indemnitee Action to recover on a claim for advancement of expenses under
Section 9.2 of this Article Ninth shall be failure by the indemnitee to provide the undertaking required by Section 9.2 of this Article Ninth.

        Section 9.4.  Funding and Insurance.  The Corporation may create a trust
                      ---------------------
fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of all sums required to be paid by the Corporation to effect indemnification as provided in this Article Ninth. The Corporation may purchase and maintain insurance to protect itself and any indemnitee against any expenses or liability incurred by the indemnitee in connection with any Action, whether or not the Corporation would have the power to indemnify the indemnitee against the expenses or liability by law or under the provisions of this Article Ninth.

        Section 9.5.  Non-Exclusivity; Nature and Extent of Rights.  The rights
                      --------------------------------------------
to indemnification and advancement of expenses provided for in this Article Ninth shall (i) not be deemed exclusive of any other rights, whether now existing or hereafter created, to which any indemnitee may be entitled under any agreement, provision in the Restated Certificate or Bylaws of the Corporation, vote of stockholders or disinterested directors or otherwise, (ii) be deemed to create contractual rights in favor of each indemnitee who serves the Corporation at any time while this Section 9.5 is in effect (and each such indemnitee shall be deemed to be so serving in reliance on the provisions of this Section 9.5), (iii) continue as to each indemnitee who has ceased to have the status pursuant to which the indemnitee was entitled or was denominated as entitled to indemnification under this Article Ninth and shall inure to the benefit of the heirs and legal representatives of each indemnitee and (iv) be applicable to Actions commenced after this Article Ninth becomes effective, whether arising from acts or omissions occurring before or after this Article Ninth becomes effective. Any amendment or repeal of this Article Ninth or adoption of any Bylaw of the Corporation or other provision of the Restated Certificate which has the effect of limiting in any way the rights to indemnification or advancement of expenses provided for in this Article Ninth shall operate prospectively only and shall not affect any action taken, or any failure to act, by an indemnitee prior to such amendment, repeal, Bylaw or other provision becoming effective.

        Section 9.6.  Partial Indemnity.  If an indemnitee is entitled under any
                      -----------------
provision of this Article Ninth to indemnification by the Corporation for some or a portion of the expenses or liabilities incurred by the indemnitee in the preparation, investigation, defense, appeal or settlement of any Action or Indemnitee Action but not, however, for the total amount thereof, the Corporation shall indemnify the indemnitee for the portion of such expenses or liabilities to which the indemnitee is entitled.


                                   ARTICLE X

                                  AMENDMENTS

        Section 10.1. These Bylaws may be altered, amended or repealed or new Bylaws be adopted by the stockholders or by the Board of Directors (so long as such power is conferred upon the Board of Directors by the Restated Certificate), at any annual meeting of the stockholders or regular meeting of the Board of Directors, or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. No Bylaws may be adopted, amended or repealed by the Stockholders unless such action is approved by the vote of two-thirds of the Voting Power of the outstanding shares of Voting Stock of the Corporation, voting together as a class.


                                  ARTICLE XI

                             GOVERNANCE PROVISIONS

        During the Effective Period (as defined), the following Bylaws shall be in effect and govern those affairs of the Corporation to which they relate notwithstanding anything in these Bylaws to the contrary.

        11.1 Definitions Applicable to Article XI.  As used in this Article XI,
             ------------------------------------
the following terms have the meanings ascribed to them in this Section 11.1:

             (a) "Affiliate" means, with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. For purposes of this definition and this Agreement, the term "control" (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

             (b) "Annual Budget" means the strategic plan and budget, including operating and capital budgets, of the Corporation then in effect.

             (c) "Associate" means (i) any corporation or entity (other than the Corporation or a Subsidiary of the Corporation) of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Corporation or any of its Subsidiaries.

             (d) "Beneficial Owner" and "Beneficially Own" mean, with respect to any Person, any securities:

                 (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly; or

                 (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has

                      (A) the right to acquire (whether such right is
              exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than Wiser Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

                      (B) the right to vote pursuant to any agreement,
              arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from an immediately revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or an equivalent form); or

                 (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such

          Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except to the extent permitted by subparagraph (ii)(B) of this definition) or disposing of any voting securities of the same issuer.

             (e) "Board" means the Board of Directors of the Corporation.

             (f) "Certificate of Designation" means the Certificate of Designation for the Series C Preferred Stock.

             (g) "Closing" means the closing of the transactions contemplated by the Stock Purchase Agreement.

             (h) "Closing Date" means the date on which the Closing takes place.

             (i) "Common Stock" means the Corporation's Common Stock, $0.01 par value per share, and, except where the context otherwise requires, the accompanying Wiser Rights.

             (j) "Common Stock Equivalents" means (without duplication with any other Common Stock or Common Stock Equivalents) any rights (other than Wiser Rights), warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock of the Corporation and securities convertible or exchangeable into Common Stock (at the time of issuance or upon the passage of time or the occurrence of some future event); including the Underlying Common Shares.

             (k) "Conversion Shares" means all shares of the Common Stock issuable upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation.

             (l) "Dividend Shares" means the shares of Common Stock issuable in payment of dividends payable on the Preferred Shares in accordance with the terms of the Certificate of Designation.

             (m) "Effective Period" means the period commencing on the date hereof and ending upon the earlier to occur of (i) such time as Purchaser elects in writing to terminate its rights under this Article XI, or (iii) such time as the Purchaser Group Beneficially Owns less than 800,000 Fully-Diluted Shares, which number of Fully-Diluted Shares may be adjusted in accordance with Section 11.6(v) of these Bylaws.

             (n) "Equity Securities" means any capital stock of the Corporation, any securities directly or indirectly convertible into, or exercisable or exchangeable for, any capital stock of the Corporation, or any right (other than Wiser Rights), option, warrant or other security which, with the payment of additional consideration, the expiration of time or the occurrence of any event shall give the holder thereof the right to acquire any capital stock of the Corporation or any security convertible into or exercisable or exchangeable for, any capital stock of the Corporation.

             (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

             (p) "Executive Committee" shall have the meaning set forth in
     Section 11.3 hereof.

             (q) "Fully-Diluted Shares" means, at any time, the then outstanding shares of Common Stock plus (without duplication) all shares of Common Stock issuable (at the time of issuance or upon passage of time or the occurrence of some future event), upon the exercise, conversion or exchange of all then-outstanding Common Stock Equivalents. The percentage of the Fully-Diluted Shares held by a Person at any time shall be determined so that a Person is deemed the Beneficial Owner of the then outstanding shares of Common Stock attributable to such Person plus (without duplication) all shares of Common Stock issuable (whether at the time of issuance or upon passage of time or the occurrence of some future event), upon the exercise, conversion or exchange of all then-outstanding Common Stock Equivalents attributable to such Person, which shares of Common Stock (but not Common Stock issuable under any other outstanding Common Stock Equivalents) shall be deemed to be outstanding for purposes of this determination.

             (r) "Management Agreement" means the Management Agreement to be entered into by and between the Corporation and WIC at the Closing.

             (s) "Option Closing" shall have the meaning set forth in the Stock Purchase Agreement.

             (t) "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint-stock company, government or other agency or political subdivision thereof or other entity of any kind.

             (u) "Preferred Shares" means the shares of Series C Preferred Stock to be purchased by Purchaser at the Closing and any Option Closings pursuant to the Stock Purchase Agreement.

             (v) "Purchaser" means WIC and Dimeling, Shreiber and Park.

             (w) "Purchaser Designee" means a nominee designated by Purchaser.

             (x) "Purchaser Group" means each Purchaser together with its respective Affiliates.

             (y) "SEC" means the Securities and Exchange Commission.

             (z) "Series C Preferred Stock" means the Corporation's Series C Cumulative Convertible Preferred Stock, par value $10.00 per share, which shall have the terms set forth in the Certificate of Designation.

             (aa) "Stock Purchase Agreement" means that certain Amended and Restated Stock Purchase Agreement dated as of December 13, 1999 between WIC and the Corporation, as the same may be amended, supplemental or modified from time to time in accordance with the terms hereof.

             (bb) "Subsidiary" of any Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the date of determination thereof, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, and (ii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such Person.

             (cc) "Underlying Common Shares" means the Warrant Shares, the Conversion Shares and the Dividend Shares.

             (dd) "Warrant Agreement" means each Warrant Agreement to be entered into by and between the Corporation and WIC at the Closing and any Option Closings.

             (ee) "Warrants" means the Common Stock purchase warrants issued under the Warrant Agreement.

             (ff) "Warrant Shares" means all shares of Common Stock issuable upon exercise of the Warrants in accordance with the terms of the Warrant Agreement.

             (gg) "WIC" means Wiser Investment Company, LLC, a Delaware limited liability company.

             (hh) "Wiser Rights" means rights to purchase Series B Preferred Stock of the Corporation pursuant to the Wiser Rights Agreement.

             (ii) "Wiser Rights Agreement" means the Rights Agreement dated as of October 25, 1993 by and between the Corporation and ChaseMellon Shareholder Services, L.L.C., as successor rights agent, as amended.

        11.2 Composition of the Effective Period Board; Nomination.  During the
             -----------------------------------------------------
Effective Period, the number of directors comprising the full Board of Directors of the Corporation will be seven (7). Subject to Section 11.6 hereof, during the Effective Period Purchaser shall have the continuing right to designate the Purchaser Designees and the Chairman of the Board. Each Purchaser Designee shall serve until the annual meeting of the Corporation's stockholders at which the term of the class to which such Purchaser Designee has been appointed expires, and until his or her respective successor is elected and qualified or until his or her earlier death, resignation or removal from office. Unless Purchaser advises the Board in writing of one or more replacement Purchaser Designees for the Corporation's next annual or special meeting of stockholders at which directors are elected and the term of one or more Purchaser Designee expires, then the Purchaser Designee(s) for any such meeting shall be deemed to be the incumbent Purchaser Designee(s). During the term of the Management Agreement, designations under this Section 11.2 shall be made by WIC on behalf of Purchaser.

        11.3 Executive Committee.  The Board hereby creates an executive
             -------------------
committee for the Corporation (the "Executive Committee"). The Executive Committee shall consist of four (4) members of the Board of Directors of the Corporation. Subject to Section 11.6 hereof, Purchaser shall have the right to designate three Purchaser Designees to serve on the Executive Committee. The President of the Corporation shall serve as an advisory member of the Executive Committee. The Executive Committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation on matters which by law do not need whole Board approval. The affirmative vote of a majority of the members of the Executive Committee must approve a particular matter for it to be the act of the Executive Committee. If the affirmative vote of a majority of the members of the Executive Committee on a particular matter submitted to the Executive Committee for approval cannot be obtained, such matter shall be submitted to the whole Board for approval. Executive Committee approval shall be required to approve operating or capital expenditures exceeding $1,000,000 per transaction, unless such expenditures were specifically approved by the Board as part of the Annual Budget. Whole Board approval shall be required to approve (i) any operating or capital expenditure or series of related expenditures exceeding $2,500,000, unless such expenditure or expenditures were specifically approved by the Board as a part of the Annual Budget, (ii) the nomination of members for election to the Board, (iii) the filling of vacancies in the Board, the Executive Committee or other Board committee, and (iv) transactions between the Corporation, on the one hand, and any Purchaser or any Affiliate of any Purchaser, on the other hand. Written or printed notice stating the place, day and hour of any meeting of the Executive Committee and the purpose or purposes for which the meeting is called shall be delivered to each member of the Executive Committee so that it is received by such member not less than three days before the date of the meeting. Any action required or permitted to be taken at a meeting of the Executive Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Executive Committee.

        11.4 Other Committees.   Subject to Section 11.6 hereof, Purchaser shall
             ----------------
have the right to designate one Purchaser Designee to serve as a member of each committee of the Board, other than the Executive Committee.

        11.5 Certain Officers.  Subject to Section 11.6 hereof, Purchaser shall
             ----------------
have the right to make all nominations of individuals for election to the offices of Chief Executive Officer and Chief Financial Officer of the Corporation. During the term of the Management Agreement, nominations under this Section 11.5 shall be made by WIC on behalf of Purchaser.

        11.6 Continuation of Rights.  (i) As long as the Purchaser Group
             ----------------------
Beneficially Owns 4,600,000 or more Fully-Diluted Shares (excluding shares owned by the Purchaser Group prior to the Closing Date), Purchaser shall be entitled to designate in accordance with the provisions hereof three Purchaser Designees to serve on the Board and the Executive Committee and one Purchaser Designee who is not an executive officer of the Corporation to each other committee of the Board. Otherwise, Purchaser shall be entitled to designate that number of Purchaser Designees to the Board and the Executive Committee corresponding to the Purchaser Group's Beneficial Ownership (excluding shares owned by the Purchaser Group prior to the Closing Date) of Common Stock as set forth below:

        Number of Fully-Diluted Shares          Number of Purchaser Designees
        ------------------------------          -----------------------------

        From 2,800,000 to 4,600,000             Two
        From 800,000 to 2,800,000               One
        Less than 800,000                       Zero

             (ii) At such time as the Purchaser Group Beneficially Owns fewer than 2,800,000 of the Fully-Diluted Shares, Purchaser shall no longer be entitled to (A) designate the Chairman of the Board, (B) designate a Purchaser Designee to serve on other committees of the Board in accordance with Section 11.4 above or (C) nominate the Chief Executive Officer and the Chief Financial Officer in accordance with Section 11.5 above.

             (iii) As long as Purchaser is entitled to designate Purchaser Designees in accordance with this Article XI, the Corporation agrees to continue to cause such Purchaser Designee(s) (or their respective successor(s) designated by Purchaser) to be nominated for election to the Board at each annual or special meeting of stockholders at which directors are elected after the Closing when the term of office of any Purchaser Designee expires. To the extent the Corporation's proxy statement for any meeting of stockholders includes a recommendation regarding the election of any other nominees to the Board, the Corporation agrees to include a recommendation that the stockholders also vote in favor of the Purchaser Designee(s) that are nominated for election to the Board in accordance with this Article XI.

             (iv) (A) Unless clause (B) of this Section 11.6(iv) is applicable, at any time that the number of Purchaser Designees that Purchaser may designate decreases by operation of Section 11.6(i) hereof (a "Designee Reduction"), a Purchaser Designee (or Purchaser Designees, as the case may be) selected by Purchaser shall cease to be a Purchaser Designee, though such individual shall continue to serve on the Board until his successor is duly elected and qualified.

                    (B) If at the time of a Designee Reduction the Restated Certificate provides for a classified Board, (1) a Purchaser Designee (or Purchaser Designees, as the case may be) whose term of office expires at the next annual meeting of stockholders at which directors are elected (each an "Expiring Designee") shall cease to be a Purchaser Designee, though any such individual shall continue to serve on the Board until his successor is duly elected and qualified, provided that if the number of Expiring Designees exceeds the amount of the Designee Reduction, Purchaser shall select the Expiring Designee(s) that shall cease to be a Purchaser Designee(s) and (2) if the number of Expiring Designees is less than the amount of the Designee Reduction, Purchaser shall select an additional Purchaser Designee (or Purchaser Designees, as the case may be) who shall promptly resign from the Board, the Executive Committee and any other Board committee of which he is a member, provided that upon the affirmative vote of a majority of the remaining members of the Board, any such individual shall continue to serve on the Board until his successor is duly elected and qualified. The provisions of this clause (B) shall automatically terminate at such time as the Restated Certificate no longer provides for a classified Board.

              (v) Notwithstanding anything in this Section 11.6 to the contrary, if at the time of the Closing or any Option Closings the Purchaser Group Beneficially Owns less than 6,624,069 Fully-Diluted Shares (excluding shares owned by the Purchaser Group prior to the Closing Date), then for purposes of this Section 11.6 the number of Fully-Diluted Shares that must be Beneficially Owned by the Purchaser Group in order for it to maintain a specified designation or related right shall be adjusted by multiplying such number of Fully-Diluted Shares by a fraction of which the numerator is the aggregate purchase price paid by Purchaser at the Closing and any Option Closings, and the denominator is $25,000,000. Any calculation made under this Section 11.6(v) shall be rounded to the nearest whole Fully-Diluted Share.

              (vi) In addition to any adjustment that is required under Section 11.6(v), for purposes of this Section 11.6, the number of Fully-Diluted Shares that must be Beneficially Owned by the Purchaser Group in order for it to maintain a specified designation or related right shall be appropriately adjusted from time to time in case the Corporation shall (A) pay a dividend on Common Stock in Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of such shares or
     (C) combine its outstanding shares of Common Stock into a smaller number of such shares.

        11.7  Vacancies.  If, following an election or appointment to the Board
              ---------
or committee thereof pursuant to this Article XI, any Purchaser Designee shall resign or be removed or be unable to serve for any reason (other than as a result of a Designee Reduction) prior to the expiration of his term as a director of the Corporation or member of the Executive Committee and any other applicable committee, then WIC on behalf of Purchaser shall, within 30 days of such event, notify the Board in writing of a replacement Purchaser Designee, and the Corporation shall cause such replacement Purchaser Designee to be appointed to the Board and the Executive Committee and any other applicable committee to fill the unexpired term of the Purchaser Designee who such new Purchaser Designee is replacing.

        11.8  Costs and Expenses.  The Purchaser Designees shall be entitled to
              ------------------
receive the same compensation and reimbursement of expenses, and to participate in the same benefit and incentive plans, as the Corporation provides to non-employee members of its Board of Directors generally. In addition, the Corporation will pay all reasonable out-of-pocket expenses incurred by Purchaser Designees in connection with their participation in meetings of the Board of Directors (and committees thereof) of the Corporation and the Boards of Directors (and committees thereof) of the Subsidiaries of the Corporation.

        11.9  Series C Preferred Directors.  Notwithstanding anything herein to
              ----------------------------
the contrary, the Corporation and the Board shall approve of and shall take all actions as may be necessary to elect the directors that the holders of the Series C Preferred Stock are entitled to elect upon an Event of

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

Noncompliance (each as defined in the Certificate of Designations) pursuant to
Section 10B of the Certificate of Designations.

        11.10 Amendments to Article XI.  During the Effective Period, the
              ------------------------
provisions of Article XI of the Bylaws may not be amended or repealed without the approval of a majority of the Purchaser Designees, or if only one Purchaser Designee remains, approval by such remaining Purchaser Designee.

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